Exhibit  32.1

                        CERTIFICATIONS UNDER SECTION 906

Pursuant  to  section 906 of the Sarbanes-Oxley Act of 2002 (subsections (a) and
(b) of section 1350, chapter 63 of title 18, United States Code), each of the undersigned officers of Network Installation Corporation, a Nevada corporation (the "Company"), does hereby certify, to such officer's knowledge, that:

The Annual Report for the year ended December 31, 2003 (the "Form 10-KSB/A") of the Company fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934, and the information contained in the Form 10-KSB/A fairly presents, in all material respects, the financial condition and results of operations of the Company.

Dated:  August  10,  2004



/s/  Michael  Cummings
--------------------
Michael  Cummings,  Chief  Executive  Officer





Dated:  August  10,  2004


 /s/  Michael  Novielli
 -----------------
Michael  Novielli,  Interim  Chief  Financial  Officer